UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 12, 2020

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File No.)	Identification Number)

4201 Congress Street, Suite 175
Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)

(704) 994-8279

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $.01 par value	BTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, D. Kyle Cerminara resigned as Chief Executive Officer of Ballantyne Strong, Inc. (the “Company”) on April 13, 2020 and continues to lead the Company’s Board of Directors (the “Board”) as Non-Executive Chairman. In connection with Mr. Cerminara’s resignation, 120,000 stock options granted under the 2010 Long-Term Incentive Plan, as amended and restated, were either forfeited or expired. Equity awards granted to Mr. Cerminara under the 2017 Omnibus Equity Compensation Plan, consisting of 20,000 vested stock options, 60,000 unvested stock options and 88,334 unvested restricted stock units as of April 13, 2020, remain outstanding and continue to vest in accordance with their terms due to Mr. Cerminara’s continued service as a member of the Board. On June 12, 2020, the Compensation Committee of the Board approved the treatment of Mr. Cerminara’s outstanding equity awards. Following his resignation as the Company’s Chief Executive Officer, Mr. Cerminara will receive the Company’s standard non-employee director compensation, as described the Company’s Form 10-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: June 18, 2020	By:	/s/ Todd R. Major
Todd R. Major
Chief Financial Officer